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                                                                     EXHIBIT 4.3

                 NON-QUALIFIED RESTRICTED STOCK OPTION AGREEMENT

                                Applied Epi, Inc.

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OPTIONEE:                             _______________________

GRANT DATE:                           January 2, 2001

NUMBER OF OPTION SHARES:                    __________ Shares

OPTION PRICE PER SHARE:               $0.05 per Share

EXPIRATION DATE:                      January 2, 2011

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                  THIS AGREEMENT is made as of the Grant Date stated above, by and between Applied Epi, Inc., a Minnesota corporation (the "Company"), and the Optionee named above (the "Optionee"). The Optionee is a current or prior employee of the Company and holds performance units in the Company's Employee Performance Stock Ownership Plan (the "Phantom Stock Plan"). The performance units permit the Optionee to receive cash at a stated formula value, which is tied to the Company's earnings over a three-year period. The Company has terminated the Phantom Stock Plan as of December 31, 2000.

                  In connection with the termination of the Phantom Plan and in exchange for the Optionee's performance units, the Company is providing the Optionee with this option to purchase shares of the Company's restricted common stock, par value $.01 per share (the "Restricted Stock"), on the terms and conditions set forth in this Agreement. Upon exercise of the option, the Restricted Stock will not be freely transferable and will be subject to the restrictions described in Section 5, below.

                  NOW, THEREFORE, the Company and the Optionee agree as follows:

         1. GRANT OF OPTION. In exchange for the Optionee's performance units in and all rights under the Phantom Stock Plan, including all rights to receive cash under the Phantom Stock Plan, the Company hereby grants to the Optionee, and the Optionee hereby accepts in exchange for the performance units and all rights under the Phantom Stock Plan, the right and option (the "Option") to purchase all or part of the aggregate number of shares of Restricted Stock stated above (the "Option Shares"), on the terms and conditions set forth in this Agreement. The number of Option Shares is subject to adjustment as provided in Section 14 of this Agreement.


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         2. NATURE OF OPTION. This Option is NOT intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. PURCHASE PRICE. The purchase price of the Option Shares shall be the Option Price per share stated above. The Option Price is subject to adjustment as provided in Section 14 of this Agreement.

         4. DURATION OF OPTION. This Option shall be in effect for the period commencing on the Grant Date stated above and ending on the Expiration Date stated above. All rights of the Optionee under this Option shall terminate and be forfeited to the extent this Option has not been exercised at the date this Option expires.

         5. RESTRICTIONS ON OPTION SHARES. Upon exercise of this Option as described in Section 6 below, Optionee shall receive shares of the Company's Restricted Stock. The Optionee agrees that the shares of Restricted Stock shall not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of, whether voluntarily, involuntarily, or by operation of law, until the earlier of the following to occur: (1) six months after the consummation of a firm commitment, underwritten initial public offering of the Company's common stock; or (2) a Sale (as defined in this Section 5) of the Company. A "Sale" of the Company shall mean any of the following:

                            (i) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

                           (ii) the entering into an agreement for the sale of common stock of the Company (whether outstanding or newly issued shares) to a person not a shareholder on the date hereof who thereby acquires majority voting control of the Company, subject to such transaction actually being consummated;

                           (iii) the approval by the shareholders of the Company of any plan or proposal for a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation own, immediately following the effective date of such merger or consolidation, securities of the surviving corporation representing 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, subject to such transaction actually being consummated; or

                           (iv) the approval by the shareholders of the Company of any plan or proposal for a merger or consolidation to which the Company is a party and pursuant to which the Company does not survive, subject to such transaction actually being consummated.


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         6. MANNER OF EXERCISE OF OPTION.

            (a) TIME OF EXERCISE. This Option may be exercised at any time, and at one or more times before it expires. This Option, when exercised, may be exercised for some or all of the Option Shares, and any Option Shares that are not purchased at that time may be purchased at a subsequent date of exercise. The exercise of this Option at each date of exercise shall be subject to all of the terms and conditions of this Agreement, including but not limited to the provisions of Sections 6 and 7 of this Agreement.

            (b) EXERCISE ONLY BY OPTIONEE OR OTHER PROPER PARTY. During the lifetime of the Optionee, the Optionee is the only person who may exercise this Option, except that, if the Optionee shall be incapacitated, the Optionee's guardian or other legal representative may exercise this Option on behalf of the Optionee. If the Optionee shall die, this Option may be exercised only by the personal representatives, executors or administrators of the Optionee's estate or by the person or persons to whom the Optionee's rights under this Option shall pass by the Optionee's will or the laws of descent and distribution.

            (c) NOTICE OF EXERCISE. To exercise this Option, the Optionee (or other proper party in the event of the Optionee's incapacity or death) shall deliver a written notice of exercise (the "Notice of Exercise") to the Company at its principal executive office. The Notice of Exercise shall be in the form attached to this Agreement as Exhibit A, shall state the number of Option Shares with respect to which this Option is being exercised and shall be accompanied by payment in full of the aggregate Option Price for all Option Shares designated in the Notice of Exercise. If required by the Company, in its sole discretion, the Notice of Exercise shall also include other representations and agreements as to the purchaser's investment intent with respect to the Option Shares. The Notice of Exercise shall be signed by the Optionee (or other proper party in the event of the Optionee's incapacity or death) and must be delivered to the Company prior to the termination or expiration of this Option.

            (d) PAYMENT OF OPTION PRICE. The aggregate Option Price for all Option Shares designated in the Notice of Exercise shall be paid in cash (including check, bank draft or money order), by tendering shares of the Company's common stock that are already owned by the Optionee having an aggregate Fair Market Value (as defined in Section 9) on the date of exercise which is not less than the aggregate Option Price, or by a combination of such methods.

            (e) WITHHOLDING REQUIREMENTS. Upon exercise of the Option by the Optionee and prior to the delivery of shares purchased pursuant to such exercise, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable federal and state tax withholding requirements. The Company shall inform the Optionee as to whether it will require the Optionee to remit cash for withholding taxes in accordance with the preceding sentence within two (2) business days after receiving from the Optionee notice that such Optionee intends to exercise, or has exercised, all or a portion of the Option.


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         7. RESTRICTIONS ON EXERCISE OF OPTION.

            (a) This Option may not be exercised for a fraction of a share.

            (b) This issuance of Option Shares upon the exercise of this Option shall be subject to all applicable laws, rules, and regulations. If the Company determines at any date of exercise that the issuance of the Option Shares requires the listing, registration or qualification of the Option Shares on any securities exchange or under any federal or state law, or the consent or approval of any regulatory body, this Option shall not be exercisable and the Option Shares shall not be issued unless and until such requirements are fulfilled in a manner satisfactory to the Company.

         8. TAXATION UPON EXERCISE OF OPTION. The Optionee understands that the exercise of this Option will cause the Optionee to recognize income for tax purposes. The amount of taxable income will be equal to the amount by which the Fair Market Value (as defined in Section 9 of this Agreement) of the Option Shares that are purchased on the date of exercise exceeds the aggregate Option Price for such Option Shares.

         9. FAIR MARKET VALUE. "Fair Market Value" means, with respect to the common stock, the following:

            (a) If the common stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the common stock are reported on the Nasdaq National Market or on the Nasdaq SmallCap Market, the closing sale price of the common stock on such exchange or reported by the Nasdaq National Market or the Nasdaq SmallCap Market as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade).

            (b) If the common stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market or the Nasdaq SmallCap Market, and bid and asked prices therefor in the over-the-counter market are reported on the OTC Bulletin Board Service (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by the OTC Bulletin Board Service (or such comparable reporting service).

            (c) If the common stock is not so listed or admitted to unlisted trading privileges, or reported on the Nasdaq National Market or the Nasdaq SmallCap Market, and such bid and asked prices are not so reported, such price as the Board of Directors of the Company or the appropriate committee thereof determines in good faith in the exercise of its reasonable discretion. The Board of Director's or committee's determination as to the current value of the common stock shall be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Optionee and their respective successors-in-interest. No member of the Board of Directors or any committee shall be liable for any determination regarding current value of the common stock that is made in good faith.


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         10. NONTRANSFERABILITY OF OPTION. This Option shall not be transferable by the Optionee, other than by will or the laws of descent and distribution, and this Option may be exercised, during the lifetime of the Optionee, only by the Optionee. This deposit, if required, shall remain in effect with respect to any portion of the Option Shares until the occurrence of any of the events described in Section 5 of this Agreement.

         11. RIGHTS AS SHAREHOLDER. The Optionee (or any other party claiming rights through the Optionee) shall not be, or be deemed to be, a holder of any Option Shares for any purpose unless and until certificates for such shares are issued to the Optionee (or other proper party in the event of the Optionee's incapacity or death).

         12. DEPOSIT OF CERTIFICATES. The Optionee agrees that, at any time upon the request of the Company, the Optionee shall deposit with the Company the certificate or certificates representing the Option Shares (to the extent the certificate or certificates are not, at the time of such request, already deposited with the Company), together with the stock powers or other instruments of transfer appropriately endorse in blank by the Optionee. This deposit, if requested, shall remain in effect with respect to any portion of the Option Shares until the occurrence of any of the events described in Section 5 of this Agreement.

         13. NO PROMISE OF CONTINUED EMPLOYMENT. This Option does not constitute an express or implied promise that the Company will hire or continue to employ the Optionee, and if the Optionee is or becomes an employee of the Company, this Option shall not interfere in any way with the Company's right to terminate the Optionee's employment at any time.

         14. ADJUSTMENTS. In the event of any change in the outstanding shares of the Company's common stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase the Company's common stock at a price substantially below fair market value, or other similar change affecting the common stock, while any portion of this Option is outstanding and unexercised, the Board of Directors of the Company or the appropriate committee thereof shall make such adjustments in the number of Option Shares and in the Option Price as shall be equitable and appropriate in order to prevent substantial dilution or enlargement of the rights granted to, or available for, the Optionee. No adjustments shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of common stock or of securities converted into common stock at a price that is not substantially below the Fair Market Value (as defined in Section 9) of the common stock at the date such warrants, rights or options are issued.

         15. INTERPRETATION. The interpretation and construction of any provision of this Option shall be made by the Board of Directors of the Company or an appropriate committee thereof and shall be final, conclusive and binding on the Optionee and all other persons.


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         16. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto and supersedes in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties with respect to the subject matter hereof. Without limiting the foregoing, the parties acknowledge that this Agreement was not entered into pursuant to, and is not governed by the terms of, any stock option plan or similar plan, including the Phantom Stock Plan.

         17. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

             IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officer, and the Optionee has executed this Agreement as of the Grant Date state above.

                  COMPANY:          APPLIED EPI, INC.


                                    By:
                                           -------------------------------------
                                           Title:


                  OPTIONEE:
                                    --------------------------------------------


                                    By:
                                           -------------------------------------
                                             Title:



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                                                                       EXHIBIT A


                               NOTICE OF EXERCISE
            (To be completed and signed when the Option is exercised)

TO:      Applied Epi, Inc.

DATE:    ---------------------------------

RE:      Non-Qualified Restricted Stock Option Agreement dated January 2, 2001

         A. EXERCISE OF OPTION. I hereby elect to exercise the stock option identified above with respect to the following number of shares of Restricted Stock (the "Option Shares"), effective as of the date stated above:

            No. of Option Shares to be purchased:                 shares
                                                      -----------

            Option Price per Share:                   $0.05 per share

            Total Purchase Price:                     $
                                                       ------------------

            Payment of the Total Purchase Price for the Option Shares in the amount stated above is enclosed with this Notice of Exercise.

            Please prepare the stock certificate in the following name(s):



         B. PURCHASER'S REPRESENTATIONS. I hereby represent, warrant and agree as follows:

            1. ACCESS TO INFORMATION. In connection with the exercise of the Option and the purchase of the Option Shares, I have had access to information about the business and financial condition of the Company and have had the opportunity to ask questions of, and receive answers from, the management of the Company as to the business and financial condition of the Company.

            2. PURCHASE FOR OWN ACCOUNT. I am acquiring the Option Shares for investment and solely for my own account and without the intention of reselling or redistributing the Option Shares. I agree that I will not sell or otherwise dispose of the Option Shares in a manner inconsistent with such representations.

            3. SHARES NOT REGISTERED. I understand that the Option Shares are not being registered under the Securities Act of 1933 or any state securities laws; that I cannot sell the Option Shares unless they are subsequently registered or unless an exemption from such registration is available with


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respect to any such sale; and accordingly, that I must bear the economic risk of the investment for an indefinite period of time.

            4. RESTRICTIONS ON OPTION SHARES. I agree not to sell, exchange, transfer, pledge, hypothecate, or otherwise dispose of, whether voluntarily, involuntarily, or by operation of law, any of the Option Shares until the earlier of the following to occur: (1) six months after the consummation of a firm commitment, underwritten initial public offering of the Company's common stock; or (2) a Sale of the Company. A "Sale" of the Company shall mean any of the following:

                            (i) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

                           (ii) the entering into an agreement for the sale of common stock of the Company (whether outstanding or newly issued shares) to a person not a shareholder on the date hereof who thereby acquires majority voting control of the Company, subject to such transaction actually being consummated;

                           (iii) the approval by the shareholders of the Company of any plan or proposal for a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation own, immediately following the effective date of such merger or consolidation, securities of the surviving corporation representing 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, subject to such transaction actually being consummated; or

                           (iv) the approval by the shareholders of the Company of any plan or proposal for a merger or consolidation to which the Company is a party and pursuant to which the Company does not survive, subject to such transaction actually being consummated.

            5. RESTRICTIVE LEGENDS. I agree that the Company will place the following restrictive legend on the certificates representing the Option Shares to reflect the restrictions described above and may place stop-transfer restrictions on the Option Shares represented by such certificates. Such legend shall be substantially in the following form:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be sold, transferred or otherwise disposed of except pursuant to registration, exemption from registration or operation of law. Furthermore, the transfer of the shares represented by this certificate is subject to the terms and conditions of a Non-Qualified Restricted Stock Option Agreement dated January 2, 2001


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            between Applied Epi, Inc. and the registered owner. Any attempt to transfer such shares in violation of the Non-Qualified Restricted Stock Option Agreement is void. A copy of such Non-Qualified Stock Option Agreement is on file in the offices of Applied Epi, Inc."

            6. DEPOSIT OF CERTIFICATES. I agree that, at any time upon the request of the Company, I shall deposit with the Company the certificate or certificates representing the Option Shares (to the extent the certificate or certificates are not, at the time of such request, already deposited with the Company), together with stock powers or other instruments of transfer appropriately endorsed in blank by me. This deposit, if requested, shall remain in effect with respect to any portion of the Option Shares until the occurrence of any of the events described in Section 4 above.

            7. TAXATION UPON EXERCISE OF OPTION. I understand that the exercise of this Option will cause me to recognize income for tax purposes. The amount of taxable income will be equal to the amount by which the Fair Market Value of the Option Shares that I am purchasing exceeds the Total Purchase Price for the Option Shares.


                                    --------------------------------------
                                    [NAME OF OPTIONEE]


                                    --------------------------------------
                                    Street Address


                                    --------------------------------------
                                    City, State and ZIP


                                    --------------------------------------
                                    Social Security Number


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